                  CERTIFICATE FOR REDEMPTION OF COMMON STOCK
Warrant Number           VOID AFTER ___________, 2003         Number of Warrants
                   CRAWFORD EQUIPMENT & ENGINEERING COMPANY
W 1001                      (A Florida Corporation)


This certifies that FOR VALUE RECEIVED,


or registered assigns is the owner of Corporation stock Purchase Warrants ("Warrants") specified above, each of which Warrant initially entitles the holder thereof, subject to the items and conditions hereinafter set forth, to purchase one fully paid and accessible share of Common Stock par value $.0002 per share of Crawford Equipment & Engineering Company, a Florida Corporation (the "Company") subject to modification and adjustment as set forth in the Warrant Agreement ("Warrant Agreement") upon the presentation and surrender of the Warrant Certificate with the Subscription form on the reverse hereof duly executed, at any time commencing one (1) year following the completion of the public offering, pursuant to a Registration Statement on Form SB-2 filed under the Securities Act of 1933, as amended, but not after the Expiration date (as hereinafter defined) at the office of Liberty Transfer Co. as Warrant Agent, or its substitute, (the "Warrant Agent"), in Huntington, New York and upon payment therefor, in lawful money of the United States of America in cash or by official bank of certified check made payable to Crawford Equipment & Engineering, Company at the purchase price of $8.70 per whole share of Common Stock if exercised on or before the expiration date hereinafter defined subject to modification and adjustments set forth in such Warrant Agreement.

  In the event of certain contingencies provided for in the Warrant Agreement the number of shares of Common Stock subject to purchase upon the exercise of the Warrants represented hereby are subject to modification or adjustment. This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement between the Company and the Warrant Agent to which reference is hereby made to the provisions thereof. Each Warrant represented hereby is exercisable at the option of the Registered Holder hereof at any time commencing one (1) year following the completion of the public offering, and on or before the Expiration Date (but not as to a fractional share of Common Stock). In the case of the exercise of less than all the Warrants represented hereby the Company shall cancel this Warrant Certificate upon surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign for the balance of such Warrants. Upon exercise of the Warrants represented hereby, the Company shall not be required to issue any fractions of shares, nor shall the Company pay any cash value on any fractional shares.

  The term ("Expiration Date") shall mean 5:00 P.M. (Florida time) on
_________ 2003, or if such date shall in the State of Florida be a holiday or a day on which banks are authorized to close, then 5:00 P.M. (Florida time) the next following day which in the State of Florida is not a holiday or a day in which banks are authorized to close. Prior to the exercise of any Warrants represented hereby, the Registered Holder hereof shall not be entitled to any rights of a shareholder of the Company including without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement. This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder, at the office of the Warrant Agent for a new Warrant Certificate of Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentation for registration of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

  The Warrants may be redeemed by the Company pursuant to the Warrant Agreement at an aggregate price of $100 at any time throughout the exercise period of the Warrants if the Company shall elect to redeem Warrants. Notice of redemption shall be given to the holders of all outstanding Warrants to whom redemption shall apply by mailing by first class mail a notice of such redemption not less than thirty (30) days prior to the date allowed for the redemption to their last address as they shall appear on the registry books but failure to give such notice by mailing to the Holder of any Warrant, or any defects therein, shall not affect the validity of the proceedings for the redemption of any other Warrants. The notice of redemption to each Holder of Warrants shall specify the date affixed for redemption and the redemption price at which Warrants are to be redeemed and shall state that payment of the redemption price of the Warrants will be made at the office of the Warrant Agent upon presentation and surrender of such Warrants, and shall also state that the right to exercise Warrants so redeemed will terminate as provided for herein (stating the date of such termination) and shall state the Warrant price if the giving of Notice or redemption shall have been completed as above provided, and if funds sufficient for the redemption of the Warrant shall have been deposited with the Warrant Agent for such purpose. The right to exercise the Warrants shall terminate at the close of business of the business date preceding the date fixed for the redemption and the Holder of each Warrant shall thereafter be entitled upon surrender of his Warrant, to receive the redemption price thereof, without interest.

  Prior to presentation for the registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder hereof as the absolute owner hereof and each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary. This Warrant Certificate shall be governed by and construed in accordance with laws of the State of Florida. This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed manually or in facsimile, by three of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.


                                                Countersigned Registered:
                                                   LIBERTY TRANSFER CO.
                                          Box 558 Huntington, NY 11743-2711
                                     191 New York Ave. Huntington, NY 11743-2711

Dated:                                    By
                                            -------------------------------


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Secretary                         President             Chief Executive Officer

                    CRAWFORD EQUIPMENT & ENGINEERING, INC.
                  WARRANTS TO PURCHASE SHARES OF COMMON STOCK

                         Further terms and conditions
                               SUBSCRIPTION FORM

     To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned Registered holder irrevocably elects to exercise ________ Warrants represented by this Warrant Certificate, and to purchase Shares of the Common Stock issuable upon the exercise of such Warrants and encloses $_____ as purchase price therefor, and requests that certificates for such such shares be issued in the name of:

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                    (PLEASE TYPE OR PRINT NAME AND ADDRESS)

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                (SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to
                    ------------------------------------------------------------
                            (PLEASE TYPE OR PRINT NAME AND ADDRESS)
                                                           and, if such number
----------------------------------------------------------
of Warrants shall not be all the Warrants evidenced by this Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

Dated:
       ---------------------------          -----------------------------
                                                     (SIGNATURE)

----------------------------------          -----------------------------
     (SIGNATURE GUARANTEED)                          (SIGNATURE)

                                            -----------------------------
                                                      (ADDRESS)

                                            -----------------------------

                                            -----------------------------
                                                 (TAX IDENTIFICATION)
                                   ASSIGNMENT

     To Be Executed by the Registered Holder in order to Transfer Warrants

For Value Received, ______________________________________hereby sell, assign and transfer unto:
                   ----------------------------------------------------------
                           (PLEASE TYPE OR PRINT NAME AND ADDRESS)

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--------------------------------------------------------------------------------

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                (SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and appoint

________________________________________________Attorney to transfer this
Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:
      ----------------------------          ------------------------------
                                                     (SIGNATURE)

----------------------------------          ------------------------------
     (SIGNATURE GUARANTEED)                          (SIGNATURE)

THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.